ATTACHMENT Q.77C

THE NEW GERMANY FUND, INC.

Item 77C (a), (b) and (c): Registrant incorporates by reference Registrant's Proxy Statement dated May 3, 2005, filed on May 3, 2005 (Accession No. 0000891092-05-000877).


Item 77C(c):
THE NEW GERMANY FUND, INC.
REPORT OF STOCKHOLDERS' MEETING


The Annual Meeting of Stockholders of The New Germany Fund, Inc. was held on June 21-22, 2005. At the Meeting, the following matters were voted upon by the stockholders (the resulting votes are presented below):


1. To elect four Directors to serve for a term of three years until their successors are elected and qualify.

                                                     Number of Votes
                                            -----------------------------------
                                            For                        Withheld
                                            ----                       --------
John Bult                                   7,661,376                  696,304
John H. Cannon                              7,651,850                  705,830
Werner Walbrol                              7,639,069                  718,611
Peter Zuhlsdorff                            7,627,593                  730,087



2. To ratify the appointment by the Audit Committee and the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005.

                                                              Number of Votes
                                                     -------------------------
                                            For               Against  Abstain
                                            ----              -------  -------
                                            8,007,399         185,364  164,917



3. To approve a stockholder proposal to request that stockholders of the Fund be afforded an opportunity to realize net asset value for their shares as soon as practicable.

                                                              Number of Votes
                                                     -------------------------
                                            For          Against       Abstain
                                            ----         -------       -------
                                            3,536,360    4,519,848     301,465